UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
______________________________________________________________________________________________________

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
May 1, 2024
Date of Report (Date of earliest event reported)
______________________________________________________________________________________________________

FIRST INDUSTRIAL REALTY TRUST, INC.
FIRST INDUSTRIAL, L.P.
(Exact name of registrant as specified in its charter)
 _____________________________________________________________________________________________________

First Industrial Realty Trust, Inc.	Maryland	1-13102	36-3935116
First Industrial, L.P.	Delaware	333-21873	36-3924586
	(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One North Wacker Drive, Suite 4200
Chicago, Illinois 60606
(Address of principal executive offices, zip code)

(312) 344-4300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	FR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the 2024 Annual Meeting of stockholders (the "Annual Meeting") of First Industrial Realty Trust, Inc. (the "Company"), the Company’s stockholders approved the First Industrial Realty Trust, Inc. 2024 Stock Incentive Plan (the “2024 Plan”). The Board of Directors of the Company adopted the 2024 Plan on February 15, 2024, subject to stockholder approval. The 2024 Plan provides for the grant of incentive stock options, within the meaning of Code Section 422, to employees of the Company and its subsidiaries and for the grants of restricted stock awards, restricted stock units, LP Units, nonstatutory stock options, stock appreciation rights, performance share awards and dividend equivalents to officers, employees and directors of, and service providers to, the Company and its affiliates and subsidiaries. The 2024 Plan is to be administered by the Compensation Committee of the Board of Directors of the Company, which is composed entirely of independent directors. The 2024 Plan is replacing the Amended and Restated First Industrial Realty Trust, Inc. 2014 Stock Incentive Plan.
The 2024 Plan is described in greater detail in Proposal 2 in the Company’s Proxy Statement for the Annual Meeting (the “Proxy Statement”). The description of the 2024 Plan contained herein and in the Proxy Statement are qualified in their entirety by reference to the full text of the 2024 Plan, a copy of which is attached hereto as Exhibit 10.1.
The form award agreements adopted in connection with the 2024 Plan are substantially the same as those utilized in connection with the 2014 Plan, forms of which were filed as Exhibits 10.5-10.12 of the Form 10-K of the Company filed February 14, 2024, updated to reference the 2024 SIP and the Company’s current clawback policies.
Item 5.07: Submission of Matters to vote of Security Holders.
The Annual Meeting was held on April 30, 2024. Of the 132,340,679 shares of common stock outstanding and entitled to vote on the March 7, 2024 record date for the Annual Meeting, a total of 117,020,716 shares of common stock were represented in person or by proxy. Results of votes with respect to proposals submitted at the Annual Meeting are as follows:
a.To elect the seven directors listed below to the Board of Directors to serve until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified. The Company's stockholders voted to elect the seven nominees to serve as directors. Votes recorded, by nominee, were as follows:

NOMINEE	For	Against	Abstain
Peter E. Baccile	107,919,296	2,100,817	97,578
Teresa B. Bazemore	107,138,566	2,890,875	88,250
Matthew S. Dominski	103,961,642	6,058,969	97,080
H. Patrick Hackett, Jr.	105,346,237	4,674,944	96,510
Denise A. Olsen	105,311,017	4,718,797	87,877
John E. Rau	92,158,948	17,861,932	96,811
Marcus L. Smith	105,274,375	4,753,525	89,791
There were 6,903,025 broker non-votes with respect to each nominee.
b.To approve the Company's 2024 Stock Incentive Plan. The Company's stockholders voted to approve this proposal with 104,309,656 votes "For" and 5,760,283 votes "Against". There were 47,752 abstentions and 6,903,025 broker non-votes with respect to such proposal.
c.To approve, on an advisory (i.e. non-binding) basis, the compensation of the Company's named executive officers as disclosed in the proxy statement for the Annual Meeting. The Company's stockholders voted to approve this proposal with 104,440,684 votes "For" and 5,513,869 votes "Against". There were 163,138 abstentions and 6,903,025 broker non-votes with respect to such proposal.
d.To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The Company’s stockholders voted to approve this proposal with 113,665,684 votes “For” and 3,240,417 votes “Against”. There were 114,615 abstentions and no broker non-votes with respect to such proposal.

Item 9.01. Financial Statements and Exhibits
    (d) Exhibits. The following are filed herewith:

Exhibit No.	Description

10.1*	2024 Stock Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.

By:	/s/ JENNIFER MATTHEWS RICE
Jennifer Matthews Rice General Counsel

Date: May 1, 2024

FIRST INDUSTRIAL, L.P.

By:	FIRST INDUSTRIAL REALTY TRUST, INC.
its general partner

By:	/s/ JENNIFER MATTHEWS RICE
Jennifer Matthews Rice General Counsel

Date: May 1, 2024